  Exhibit 32.1

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER  PURSUANT TO 18 U.S.C. § 1350

In connection with the Annual Report on Form 10-K for the period ended December 31, 2011 (the “Form 10-K”) of Citizens Bancorp of Virginia, Inc. (the “Company”), I, Joseph D. Borgerding, principal executive officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)           the Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)           the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-K.

By:	/s/ Joseph D. Borgerding	Date: March 29, 2012
Joseph D. Borgerding
Principal Executive Officer